Exhibit 1.1

TRUSTMARK CORPORATION

6.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2035

UNDERWRITING AGREEMENT

November 17, 2025

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue, 4th Floor

New York, New York 10019

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Trustmark Corporation, a Mississippi corporation (the “Company”), proposes to issue and sell to you (the “Underwriters”) pursuant to the terms set forth herein (the “Agreement”) $175,000,000 aggregate principal amount of the Company’s 6.00% Fixed-to-Floating Rate Subordinated Notes due December 1, 2035 (the “Securities”). The Securities will be issued pursuant to an indenture, dated as November 25, 2020 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture thereto relating to the Securities, to be dated as of the Closing Date (as defined below), between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-291572) covering the public offering and sale from time to time of certain securities of the Company, including the Securities, under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective upon filing with the Commission under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). The registration statement as amended at the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act (“Rule 430B”), is hereinafter referred to as the “Registration Statement;” provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendment thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The prospectus filed with the Registration Statement, dated November 17, 2025 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act (“Rule 173”)) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405, “Time of Sale Prospectus” means the Prospectus, and the free writing prospectuses listed on Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.	Representations and Warranties.

The Company represents and warrants to and agrees with each of the Underwriters that:

(a)

The Registration Statement is an automatic shelf registration statement (as defined in Rule 405) and has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is, and at all times from and after the filing of the Registration Statement has been, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b)

(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply at the time of filing in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not as of the date of such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will as of the date of such amendment or supplement comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not as of the date of such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)

The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or when filed, used or referred to will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company (i) has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus, and (ii) agrees that, unless it obtains the prior consent of the Underwriters, it will not make any offer relating to the Securities that would constitute a free writing prospectus, or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act.

(d)

The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Mississippi, has the corporate power and authority to own its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means an event, circumstance, change or effect that is reasonably expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus.

(e)

The Company’s principal subsidiary, Trustmark Bank (the “Bank”) is a bank chartered under the law of the State of Mississippi and the charter of the Bank is in full force and effect. Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity, as applicable, power and authority to own its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims. The Bank is not (A) in violation of its articles or certificate of incorporation, bylaws, regulations or other organizational or governing documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which any of them is bound or to which any of the property or assets of the Bank is subject or (C) in violation of any statute, law, rule, regulation, order, decree of any court or governmental agency or body having jurisdiction over the Bank; in the case of clauses (B) and (C), except for defaults or violations that could not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the general affairs, condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations, of the Bank, whether or not arising in the ordinary course of business.

(f)	This Agreement has been duly authorized, executed and delivered by the Company.

(g)

The Indenture has been duly qualified under the Trust Indenture Act and will be duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)

The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(i)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, and the Securities will not contravene (i) any provision of applicable law or the restated articles of incorporation or amended and restated bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clause (i) and (ii), that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, the Indenture, and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(j)

There has not occurred any material adverse change, or any development that would give rise to a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)

No action, suit, proceeding, inquiry or investigation, individually or in the aggregate, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if not described in the Registration Statement, if determined adversely to the Company or any subsidiary, or their respective property or assets, individually or in the aggregate, would result in a Material Adverse Effect, or which would materially and adversely affect (i) the properties or assets thereof, or (ii) the consummation of the transactions contemplated by the Indenture and this Agreement or the performance by the Company of its obligations hereunder and thereunder, nor, to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation.

(l)

Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)

The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)

The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

(o)

There are not, with respect to the Company and its subsidiaries, any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(p)

(i) Neither the Company nor any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action or to any person in violation of any applicable anti-corruption laws; and (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(q)

The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(r)

(i) Neither the Company nor any of its subsidiaries nor any affiliate, director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative thereof, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), including, without limitation, being listed on the Specially Designated Nationals List or any similar list maintained by any such authority; or

(B)

located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065).

(ii)

The Company and each of its subsidiaries represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)

for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); or

(C)

for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC, or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(iii)

The Company and each of its subsidiaries has not knowingly engaged in, is not now knowingly engaged in, and in the future will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries, any of the respective affiliates of the Company or any of its subsidiaries or any other person associated with or acting on behalf of the Company or any of its subsidiaries or their respective affiliates acting in his or her capacity as such has (A) used any funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, payment, promise or authorization of any direct or indirect unlawful payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) from funds of the Company or any of its subsidiaries; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulations implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption statute or regulation; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit in violation of any applicable law, rule or regulation. The Company and its subsidiaries and their respective affiliates have conducted their businesses in compliance with the FCPA and all other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(s)

The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

(t)

(i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) the Company and its subsidiaries have not received any notification of or complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance by the Company or any of its subsidiaries with any Data Security Obligation.

(u)

The Company and each of its subsidiaries have taken commercially reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of their businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against, prevent and, as applicable, report any breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the businesses of the Company and its subsidiaries (any of the foregoing, a “Breach”). There has been no such Breach, and no Breach that has not been reported by the Company or its subsidiaries in violation of applicable laws, regulations or rules, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in any such Breach.

(v)

The Company and each of its subsidiaries has (i) timely filed all material federal, state, local and foreign tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (ii) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, and (iii) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable. No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and have) a Material Adverse Effect.

(w)

(i) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the changes in cash flow for the periods specified; (ii) such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby (except for any normal year-end adjustments in the Company’s quarterly financial statements), and any supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein; and (iii) the other financial information included in the Time of Sale Prospectus and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(x)

Crowe LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y)

The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)

(i) The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; (ii) such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; (iii) such disclosure controls and procedures are effective as of the end of the Company’s most recent fiscal quarter; and (iv) were then effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each of its subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its subsidiaries’ ability to record, process, summarize and report financial data or any material weakness in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its subsidiaries’ internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no changes in internal controls or in other factors that could significantly affect internal controls.

(aa)

The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company’s bank subsidiary holds the requisite authority from its banking regulatory authority to do business as a national bank under the laws of the United States.

(bb)

The Company and each of its subsidiaries are in compliance with all laws, rules and regulations administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency (the “OCC”), and any other federal or state bank regulatory authorities (together with the Federal Reserve Board and the OCC, each a “Bank Regulatory Authority” and collectively the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries, except to the extent that the failure to be in such compliance would not have a Material Adverse Effect.

(cc)

There are no written agreements or other written statements as described under 12 U.S.C. 1818(u) between any Bank Regulatory Authority and the Company or any of its subsidiaries and there are no material agreements, memoranda of understanding, cease-and-desist orders, orders of prohibition or suspension or consent decrees between any Bank Regulatory Authority and the Company or any of its subsidiaries.

(dd)

Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction, (ii) the Company has not purchased any of its outstanding capital stock other than pursuant to publicly announced share repurchase plans or in connection with the vesting or forfeiture of awards under the Company’s long-term incentive plans, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ee)

The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ff)	No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(gg)

(i) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for within the last twelve months; and (iii) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)

The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ii)

Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or any of its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(jj)

There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(kk)

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus was, at the time issued, made without a reasonable basis or made other than in good faith.

(ll)

Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(mm)

(i) The Company, each of its subsidiaries and each of their ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (iii) the Company, each of its subsidiaries and each of their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”); and (iv) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary of the Company is a member.

(nn)

The Company and each of its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries, and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries. Such securities are valued on the books of the Company and its subsidiaries in accordance with U.S. GAAP.

(oo)

Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or any of its subsidiaries or for the account of a customer of the Company or any of its respective subsidiaries, were, as it relates to the Company, entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and to the Company’s knowledge there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(pp)

The Company is in compliance in all material respects with the requirements of The Nasdaq Global Select Market (“Nasdaq”) for continued listing of the Company’s common stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or the listing of its common stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules or regulations of Nasdaq.

(qq)

The Company is not, and upon the issuance and sale of the Securities as contemplated hereby, and the application of the net proceeds therefrom as described in the Time of Sale Prospectus and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

2.

Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite its name, at a purchase price equal to 98.9% of the aggregate principal amount thereof, plus accrued interest, if any, from November 20, 2025 (the “Purchase Price”).

3.

Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the Underwriters’ judgment is advisable. The Company is further advised by the Underwriters that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.

Payment and Delivery. Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 a.m. (New York City time) on November 20, 2025, or such other time not later than 10 business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Securities (in the form of one or more global notes), through the facilities of The Depository Trust Company (“DTC”), to the Underwriters for the respective accounts of the Underwriters. Each Underwriter, individually, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

5.	Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)

The Registration Statement was filed by the Company with the Commission and became effective upon filing in accordance with Rule 462(e) not earlier than three years prior to the date hereof. Each preliminary prospectus, any issuer free writing prospectus and the Prospectus shall have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations.

(b)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)

there shall not have occurred any withdrawal or downgrading, nor shall any notice have been given of any intended or potential withdrawal or downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSRO”), and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company (other than an announcement with positive implications of a possible upgrading); and

(ii)

there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)

The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Chief Executive Officer or the President of the Company and of the principal financial or accounting officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that (i) for the period from and including the date of this Agreement, through and including the Closing Date, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(d)	The Underwriters shall have received on the Closing Date:

(i)	an opinion and negative assurance letter of Covington & Burling LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters; and

(ii)	an opinion from Brunini, Grantham, Grower & Hewes, PLLC, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(e)

The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)

The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Crowe LLP, the Company’s independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the date hereof and the Closing Date shall use a “cut-off date” not earlier than two business days from the date hereof and the Closing Date, respectively.

(g)

At the time of execution of this Agreement and at the Closing Date, solely to the extent requested by the Underwriters, the Underwriters shall have received a certificate executed by the Principal Financial Officer of the Company, in form and substance satisfactory to the Underwriters.

(h)	The Underwriters shall have received such other documents as they may reasonably request with respect to other matters related to the sale of the Securities.

(i)	At the Closing Date, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(j)	On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9.

(k)

No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities by the Company.

6.	Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)

To furnish to the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b)

Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, in each case, through the time when a prospectus relating to the Securities is required by the Securities Act to be delivered in connection with sales of the Securities, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object.

(c)

To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(d)

Unless otherwise consented to by the Underwriters in writing, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)

If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)

If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)	To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(h)

To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all reasonable expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, (x) 50% of the reasonable, documented and out-of-pocket legal fees and expenses (including reasonable, documented and out-of-pocket fees and disbursements of the counsel for the Underwriters) and marketing, syndication and travel expenses and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Notwithstanding the foregoing, the Company’s obligation to reimburse the Underwriters’ fees and expenses pursuant to Section 6(i)(x) shall be limited to an aggregate amount of $100,000.

(j)

If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary, to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)

During the period beginning on the date hereof and continuing to and including the Closing Date and for 30 days thereafter, not to, without the prior written consent of the Underwriters, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, any debt securities of the Company, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) to enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such debt securities of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any such debt securities of the Company, in cash or otherwise. The foregoing sentence shall not apply to (x) the Securities to be sold pursuant to this Agreement, (y) commercial paper issued in the ordinary course of business, or (z) the redemption of the Company’s 3.625% Fixed-to-Floating Rate Subordinated Notes due 2030.

(l)

To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m)	To use commercially reasonable efforts to maintain a rating by a NRSRO while any of the Securities remain outstanding.

7.

Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.

Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “road show,” any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities caused by, any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Underwriters consists of the information described as such in paragraph (b) below.

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)

The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.

Termination. The Underwriters may terminate this Agreement by notice given by the Underwriters to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) there has been a Material Adverse Effect, (ii) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market, (iii) trading of any securities of the Company shall have been suspended or materially limited on, or by, as the case may be, any exchange or in any over-the-counter market, (iv) any minimum or maximum prices for the trading have been fixed, or maximum ranges for prices have been required, by any of the exchanges or markets referred to clauses (ii) or (iii) above or by order of the Commission, the Financial Industry Regulation Authority or any other governmental authority, (v) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (vi) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (vii) there shall have occurred any outbreak or escalation of hostilities, any change in financial markets, any calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including, without limitation, as a result of terrorist activities, that, in the Underwriters’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (vii), makes it, in the Underwriters’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, or (viii) if any condition specified in Section 6 shall not have been fulfilled when and as required to be fulfilled.

10.	Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally, in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this

Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. If this Agreement shall be terminated by the Underwriters, or any of them, in accordance with the provisions of Section 10 hereof, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.

Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)

The Company acknowledges that in connection with the offering of the Securities (including, without limitation, the determination of the public offering price of the Securities and any related discounts and commissions): (i) the Underwriters have acted at arm’s length solely as principals, and are not agents of and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and not any other duties or obligations, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(c)

This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

12.

Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.

Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

14.

Governing Law. This agreement, any transaction contemplated hereunder and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with, the laws of the state of New York without regard to conflicts of law principles that would result in the application of any law other than the laws of the State of New York.

15.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16.

Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

17.	Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.

USA Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

19.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters care of (i) Keefe, Bruyette & Woods, Inc. at 787 Seventh Avenue, 4th Floor, New York, New York 10019, e-mail: [***], and (ii) Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, attention of Registration Department, e-mail: [***], with a copy, which shall not constitute notice, to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001, attention of Michael P. Reed and Dwight S. Yoo, e-mail: [***] and [***]; and notices to the Company shall be directed to it at 248 East Capitol Street, Jackson, Mississippi 39201, attention of Granville Tate, Executive Vice President, Chief Administrative Officer and Secretary, e-mail [***], with a copy, which shall not constitute notice, to Covington & Burling LLP, 30 Hudson Yards, New York, NY 10001, attention of Bruce Bennett and Alicia Zhang, e-mail: [***] and [***].

[Signature page follows]

Very truly yours, TRUSTMARK CORPORATION

By:	/s/ Duane A. Dewey
Name:Duane A. Dewey
Title: President, Chief Executive Officer and Director

Accepted as of the date hereof

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Christopher T. Mihok
Name:Christopher T. Mihok
Title:Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Rishi Mathur
Name:Rishi Mathur
Title:Managing Director

SCHEDULE I

Underwriter	Principal Amount of Securities To Be Purchased
Keefe, Bruyette & Woods, Inc.	$113,750,000
Goldman Sachs & Co. LLC	$61,250,000

Total	$175,000,000

SCHEDULE II

Free Writing Prospectuses

1.	Investor Presentation, filed as a Free Writing Prospectus on November 17, 2025.

2.	The Term Sheet set forth in Schedule III, filed as a Free Writing Prospectus on November 17, 2025.

SCHEDULE III

Term Sheet

[See attached]

Trustmark Corporation

$175,000,000

6.00% Fixed-to-Floating Rate Subordinated Notes due 2035

Term Sheet

Issuer:	Trustmark Corporation (the “Company” or “Issuer”)

Security:	6.00% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”)

Aggregate Principal Amount:	$175,000,000

Type of Offering:	SEC Registered

Expected Ratings:

[ ] by S&P Global Ratings

[ ] by Fitch Ratings

A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

Trade Date:	November 17, 2025

Settlement Date:	November 20, 2025 (T + 3)*

Maturity Date:	December 1, 2035

Coupon:	From and including the Settlement Date to, but excluding, December 1, 2030, or the earlier redemption date (the “fixed rate period”), the Notes will bear interest at a rate of 6.00% per year, payable semiannually in arrears. From and including December 1, 2030 to, but excluding, the Maturity Date, or the earlier redemption date (the “floating rate period”), the Notes will bear interest at a floating rate per year equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) (each as defined and subject to the provisions described in the Preliminary Prospectus Supplement under “Description of the Notes—Payment of Principal and Interest”) plus 260 basis points, payable quarterly in arrears; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

Interest Payment Dates:

Fixed rate period: June 1 and December 1 of each year, commencing on June 1, 2026. The last interest payment date for the fixed rate period will be December 1, 2030.

Floating rate period: March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2031.

Record Dates:	The 15th calendar day immediately preceding the applicable interest payment date (whether or not a business day).

Day Count Convention:	Fixed rate period: 30/360 Floating rate period: 360-day year and the number of days actually elapsed

Optional Redemption:	The Company may redeem the Notes, at its sole option, beginning with the interest payment date of December 1, 2030 and on any interest payment date thereafter, in whole or in part, subject to prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), to the extent such approval is then required under the rules of the Federal Reserve Board, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as described in the preliminary prospectus supplement under “Description of the Notes—Optional Redemption and Redemption Upon Special Events”).

Special Redemption:	The Notes may not otherwise be redeemed by the Company prior to the Maturity Date, except the Company may, at its option, redeem the Notes before the Maturity Date in whole, but not in part, subject to prior approval of the Federal Reserve Board, to the extent such approval is then required under the rules of the Federal Reserve Board, upon the occurrence of (i) a “Tax Event”, (ii) a “Tier 2 Capital Event”, or (iii) the Company becoming required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date (as described in the Preliminary Prospectus Supplement under “Description of the Notes—Optional Redemption and Redemption Upon Special Events”).

Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof.

Use of Proceeds:	The Company intends to use the net proceeds from this offering, after the payment of offering expenses, to repay $125 million aggregate principal amount of its outstanding 3.625% Fixed-to-Floating Rate Subordinated Notes due 2030 (“2030 Notes”), plus accrued interest, and for general corporate purposes.

Price to Public:	100%

Ranking:

The Notes will be the Company’s general unsecured subordinated obligations and will be:

•

junior in right of payment and upon liquidation to any of the Company’s existing and future senior indebtedness, whether secured or unsecured;

•

equal in right of payment and upon liquidation with any of the Company’s existing and future subordinated indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes;

•

senior in right of payment and upon liquidation with the Company’s existing junior subordinated debentures underlying outstanding trust preferred securities and any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other types of indebtedness that include the Notes; and

•

effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Trustmark Bank and the Company’s other current and future subsidiaries, including, without limitation, Trustmark Bank’s liabilities to depositors in connection with the deposits in Trustmark Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise.

As of September 30, 2025, the Company had no indebtedness outstanding ranking senior to the Notes, $123.9 million of indebtedness on a gross basis (which was composed of the 2030 Notes) outstanding ranking equally to the Notes, and $61.9 million of junior subordinated indebtedness on a gross basis (which was composed of the Company’s existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the Notes.

CUSIP / ISIN:	898402AB8 / US898402AB81

Joint Book-Running Managers:	Keefe, Bruyette & Woods, A Stifel Company Goldman Sachs & Co. LLC

*Note: The Issuer expects that delivery of the Notes will be made against payment therefor on or about the Settlement Date indicated above, which will be the third business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery should consult their own advisor.

The Issuer has filed a shelf registration statement (File No. 333-291572) (including a base prospectus) and a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may access these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related Preliminary Prospectus Supplement if you request it by contacting Keefe, Bruyette & Woods, A Stifel Company, toll-free at 1-800-966-1599 or by email at USCapitalMarkets@kbw.com, or Goldman Sachs & Co. LLC, toll-free at 1-866-471-2526 or by email at prospectus-ny@ny.email.gs.com.

Capitalized terms used but not defined in this Pricing Term Sheet have the meanings given to them in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.